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                                                                      Exhibit n.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated October 23, 2002, relating to the statement of assets and liabilities of PIMCO California Municipal Income Fund III as of October 22, 2002 and the related statement of operations for the one day then ended. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
October 25, 2002